SEVERANCE AGREEMENT

   This Severance Agreement (the "Agreement") is dated as of August 3, 1992, and is entered into by and between Neil J Wertlieb ("Employee") and IDB Communications Group, Inc., a Delaware corporation (the "Company"). Employee and the Company hereby agree to the following terms and conditions:

   1.Purpose of Agreement. The purpose of this Agreement is to provide that, in the event of a Change in Control (as defined in Section 2 of this Agreement), Employee may become entitled to receive additional benefits in the event of his termination. It is believed that the existence of these potential benefits will benefit the Company by discouraging turnover among executives with Agreements and causing such executives to be more able to respond to the possibility of a Change in Control without being influenced by the potential effect of a Change in Control on their job security.

   2.Change in  Control.  As  used in this Agreement,  the phrase
   "Change  in  Control"  shall mean  any  event  that causes  or results in (a) Jeffrey P. Sudikoff and Edward R. Cheramy (collectively, the "Executive Shareholders") owning, collectively, fewer than 1,391,748 shares of the Company's common stock (adjusted to give proportionate effect to any increase or decrease in the Company's outstanding shares of common stock by reason of a stock dividend, stock split or similar recapitalization), (b) any person or group of persons (within the meaning of Section 13 or 14 of the Securities and Exchange Act of 1934, as amended) other than the Executive Shareholders acquiring or holding beneficial ownership of 30% or more of the outstanding shares of common stock of the Company, without a binding agreement from such person or group to restrict its beneficial ownership of such outstanding shares to not more than 40%, or acquiring or holding beneficial ownership of 40% or more of such stock, (c) a majority of the Company's directors to consist of individuals initially nominated by any person other than the executive Shareholders, or (d) the failure of the Executive Shareholders, for any reason except death or disability, to hold the offices of, or to perform the responsibilities of, Chairman of the Board, Chief Executive Officer and President of the Company.

   3.Rights and Obligations Prior to a Change in Control. Prior to a Change in Control, the rights and obligations of Employee with respect to his employment by the Company shall be whatever rights and obligations are negotiated between the Company and Employee from time to time. The existence of this Agreement, which deals only with such rights and obligations subsequent to a Change in Control, shall not be treated as raising any inference with respect to what rights and obligations exist prior to a Change in Control.

   4.Effect of a Change in Control. In the event of a Change in Control, Sections 6 through 8 of this Agreement shall become applicable to Employee if his Qualifying Termination (as defined in Section 5) occurs on or prior to the second anniversary of the date of this Agreement. If a Qualifying Termination has occurred by that date, this Agreement shall remain in effect until Employee receives the various benefits to which he has become entitled under the terms of this Agreement; otherwise, upon such date this Agreement shall be of no further force or effect.

   5.Qualifying Termination. If, subsequent to a Change in Control and during the period described in Section 4,
   Employee's employment terminates, such termination shall be considered a Qualifying Termination if either of the following events occurs:

   (a)Employee voluntarily terminates employment for any reason whatsoever.

   (b)Employee is involuntarily terminated other  than for Cause.
   For purposes of this Section, "Cause" shall mean:

   (1)an act or acts of dishonesty or moral turpitude (including but not limited to conviction of a felony) taken by Employee which materially injures or damages the Company; or
   (2)Employee's willful failure to substantially perform Employee's duties where such willful failure results in demonstrable material injury and damage to the Company.

   6.Severance Payment. In the event of a Qualifying Termination, the Company shall pay Employee within 30 days of the Qualifying Termination a cash lump sum equal to the Unpaid Two Year Compensation as a severance payment. For purposes of this Section, the "Unpaid Two Year Compensation" shall be an amount equal to the sum of all cash compensation (including bonuses) that Employee would accrue or otherwise be entitled to receive (were it not for the Qualifying Termination) from the date hereof to the second anniversary of the date of this Agreement less the amount of all such cash compensation paid to Employee on or before the Qualifying Termination; provided, however, that for purposes of determining the Unpaid Two Year Compensation, (i) the Unpaid Two Year Compensation shall not be a negative amount, and (ii) Employee's annual base salary and bonus rate from the date of Change in Control to the second anniversary of the date of this Agreement shall not be less than Employee's annual base salary and bonus rate as in effect immediately prior to such Change in Control.

   7.Additional  Benefits.     In  the  event  of   a  Qualifying
   Termination, Employee shall be entitled to continue to participate in the group medical insurance and group dental insurance programs of the Company which had been made available to Employee before the Qualifying Termination. In order to so participate, Employee must pay the monthly premium applicable to all terminated employees of the Company in order to purchase medial continuation coverage under Sections 6001 et. seq. of ERISA ("COBRA"). In order to elect such coverage, such Employee must elect coverage and make payments during the time periods required by COBRA. The programs shall continue for one year after the Qualifying Termination.

   8.Vesting of Options and Other Benefits. In the event of a Qualifying Termination, all stock options and similar benefits granted by the Company shall immediately become fully vested and exercisable in accordance with their terms.

   9.Waiver of Invalidity. Inasmuch as the injury caused to Employee in the event his employment is terminated after a Change in Control is difficult or incapable of accurate estimation at the date of this Agreement, the amounts provided to be paid hereunder are intended to be severance compensation and not a penalty, and therefore constitute a good faith forecast of the harm which might be expected to be caused to Employee. Accordingly, the Company waives any right to assert against Employee the invalidity of any payment hereunder by reason of Employee's failure to seek other employment or otherwise, nor shall the amount of any payment hereunder to reduced by reason of any compensation earned or not earned by Employee as the result of employment by another employer after the date of termination or otherwise.

   10.Miscellaneous Provisions.

   (a)Amendment. This Agreement may not be amended to terminated except pursuant to an instrument in writing executed by both of the parties hereto.

   (b)Successors.   The  rights and  obligations  of the  Company
   under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

   (c)Governing Law. Except to the extent that federal law is applicable, this Agreement is made and entered into in the State of California, and the laws of California shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

   (d)Entire Agreement.   This  Agreement constitutes the  entire
   agreement between the parties respecting the benefits due to Employee in the event of a Change in Control followed by a Qualifying Termination, and there are no representations, warranties or commitments, other than those set forth herein, which relate to such benefits.

   (e)Notices. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or to such other addressees the party addressed may have substituted by notice pursuant to this paragraph:

   If to the Company:

        IDB Communications Group, Inc.
        10525 West Washington Boulevard
        Culver City, California  90232-1922
        Attention:  Edward R. Cheramy

   If to Employee:

        Neil J Wertlieb
        821 Bay Street, #C-1
        Santa Monica, California  90405

   (f)Captions. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

   (g)Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or enforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or
   unenforceable  in  any   other  governmental  jurisdiction  or
   subdivision thereof.

   (h)Counterparts.   This Agreement  may be  executed in  two or
   more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same
   Agreement.

   IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above in Culver City, California.

                            IDB COMMUNICATIONS GROUP, INC.



                            By: /s/ EDWARD R. CHERAMY
                                 Edward R. Cheramy
                                 President

                            NEIL J WERTLIEB



                            /s/ NEIL J WERTLIEB

                            Neil J Wertlieb